April 7, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE:	Vigilant Diversified Holdings, Inc.
File No. 333-206963

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 7, 2017, of Vigilant Diversified Holdings, Inc. (“the Registrant”) and we agree with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP